Exhibit 10.26

Contract Manufacturing Agreement

This Contract Manufacturing Agreement (the “Agreement”) is made effective as of January 23, 2020 (the “Effective Date”) by and between Palmetto Gourmet Foods, Inc. (“SUPPLIER”) on the one hand, and United Exchange Corporation (“UEC”) on the other hand (collectively the “Parties”).

RECITALS

A.	Palmetto Gourmet Foods, Inc. is a company located in South Carolina USA, that manufactures food products including, but not limited to, noodles and instant noodles.

B.	UEC is a company located in the state of California, United States of America that want to purchase the products listed in Exhibit “A” attached hereto from SUPPLIER (hereinafter the “Products”), and market, sell and distribute the Products in the United States of America, Canada, Central America and South America (Collectively the “Customers”).

NOW, THEREFORE, in view of the foregoing and in consideration for the following, the receipt and adequacy of which are hereby acknowledged, the Parties make the following agreements:

1. UEC’s Obligations.

(a)	UEC’s Purchase of Products from SUPPLIER. UEC shall, during the Term of this Agreement, purchase Products from SUPPLIER for ultimate distribution to Customers. UEC shall be obligated to pay for the purchase of said Products the fees set forth in Exhibit “B”, as amended from time to time.

(b)	Rolling Forecast. UEC shall provide SUPPLIER with a [*****] month rolling forecast on a monthly basis, to be used for procurement planning purposes. The first [*****] months of each rolling forecast shall constitute a firm purchase commitment from UEC to SUPPLIER (the “Purchase Commitment”).

(c)	UEC’s Transporting of Products. As more fully set forth in Section 9, and as amongst the Parties, UEC shall be responsible for any shipping or transportation costs from SUPPLIER’ s facility in South Carolina, USA to where said Products are ultimately sold. All shipments are made EXW (Ex Works) for international shipping and CPU (Customer Pick Up) for domestic shipments.

(d)	Pallets. PGF shall palletize the Products on Chep Mark 55 block pallets (“Chep Pallets”) or B grade wooden pallet for shipment to Customer, in accordance with the highest industry standards of practice and care. PGF shall order Chep Pallets and pay the issue fees and daily rental fees in accordance with its agreement with Commonwealth Handling Equipment Pool, Inc. (“CHEP”). At the time of shipment, PGF will notify CHEP of the transfer of Chep Pallets to Customer and the bill of lading shall clearly state the quantity of Chep Pallets shipped. From and after the time of shipping, Customer will be responsible for the daily rental fee with respect to the Chep Pallets.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(e)	Customer Service. UEC shall provide customer service for all Products it sells to Customers.

2. Purchasing and Cancellations.

(a)	Purchase Orders. UEC will order Products by issuing purchase orders to SUPPLIER (hereinafter “Purchase Orders”). No Purchase Order shall be binding upon SUPPLIER unless and until it is accepted by SUPPLIER in writing. If SUPPLIER is unable to meet the delivery schedule set forth in a proposed Purchase Order or finds the same to be unacceptable for some other reason, SUPPLIER and UEC shall negotiate in good faith to resolve the disputed matter(s). Once a Purchase Order is accepted, SUPPLIER will not accept any cancellation.

(b)	Purchase Order Timing. UEC shall issue SUPPLIER firm Purchase Orders at least [*****] working days prior to the required pickup date. [PO is [*****] working order b/c the [*****] months is firm]

(c)	Purchase Order Contents. Each Purchase Order shall contain, at a minimum, the following information: The quantity and type of Product Units to be shipped.

(i)	The Products requested.

(ii)	The volume for each Product requested.

(iii)	The pickup schedule.

(iv)	Reference to this Agreement.

(d)	Rescheduling of Orders. UEC may request a delay in the pickup of Products by sending SUPPLIER a written change order. Should one or more pickups be so delayed by more than [*****] days, the warehousing charges set forth in Schedule “A” will accrue. Any delay pursuant to this sub-section shall not affect invoicing of the Products. Invoicing for any applicable warehousing charges shall occur at the time of pickup of the delayed Products.

3. Invoices and Payment.

SUPPLIER shall invoice UEC upon shipment. All payments must be electronic funds transfer. Payment is due net [*****] days from date of shipment. Should UEC fail to make payment within [*****] days after date of invoice, SUPPLIER may, at its option, (1) cease all shipments to UEC immediately; and/or (2) make some or all future shipments C.O.D. Any fees or other amounts due hereunder that are not paid on or before their due date will accrue interest at [*****]% per month ([*****]% per annum), calculated from the due date until paid or the maximum permitted by law, whichever is less.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

4. SUPPLIER’s Obligations.

(a)	Sales of SUPPLIER Products. SUPPLIER shall, during the Term of this Agreement, manufacture the Products (including components of such Products) for UEC. With respect to the Products, SUPPLIER will not contact or to Customers directly or indirectly during the term of this Agreement, except through UEC. SUPPLIER agrees to manufacture for UEC all of the Products ordered by UEC pursuant to an accepted Purchase Order. UEC may sell such products to Customers at prices UEC deems appropriate.

(b)	Quality. SUPPLIER warrants that it will provide the goods and services called for under this Agreement (i) free and clear of all liens, taxes, and/or encumbrances; (ii) in accordance with the descriptions (including art work) and specifications set out in any accepted Purchase Order; (iii) consistent with any samples, models, or designs provided by SUPPLIER and agreed to by UEC; and (iv) with respect to non-custom goods, of no less than ordinary quality. SUPPLIER shall promptly notify UEC of any change in manufacturing materials or technique in manufacturing goods provided to UEC. In the event any Products or services provided by SUPPLIER do not strictly conform to this section, SUPPLIER agrees to be entirely (100%) responsible for all costs incurred to repair or replace the Products in strict conformity with these standards, including, but not limited to, freight and storage charges related to the same. Payment of an invoice does not constitute inspection and acceptance of the Products. . Notwithstanding the foregoing, UEC agrees that it must notify SUPPLIER of any non-conformity referred to in this Sub-section, within [*****] days of delivery, after which time the Products shall be deemed accepted.

(c)	Liability insurance. SUPPLIER warrants it will provide product liability insurance with $[*****] per occurrence and $[*****] in aggregate.

5. Term.

The term of this Agreement shall commence as of the Effective Date and shall continue for a period of [*****] years (the “Initial Term”). Unless otherwise terminated by either party, this Agreement shall be automatically renew additional one year terms (each a “Renewal Term”) (the Initial Term and all Renewal Terms shall be referred to herein as the “Term”). Either party may terminate this Agreement with written notice at least ninety (90) days prior to the expiration of the then current Initial or Renewal Term.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

6. Price.

The price per unit which UEC shall pay to SUPPLIER for all Products shall be as set forth in Schedule “A”, as amended from time to time. Prices may be reasonably adjusted by SUPPLIER in the event of fluctuations in the price actually paid by SUPPLIER for the materials used by SUPPLIER in the manufacture of the Products. Notwithstanding the last sentence, SUPPLIER must provide UEC thirty (30) day written notice prior to increasing any Product pricing. All references to pricing, cost and fees hereunder shall be in U.S. Dollars.

7. Delivery.

SUPPLIER shall ship the orders in accordance with the schedules set forth in the agreed to Purchase Orders. The terms of delivery of Products shall be CPU/EXW SUPPLIER’s plant in Saluda, South Carolina, free and clear of any charges or other payments required for shipment. UEC shall be responsible for any shipping or transportation costs from Saluda, South Carolina.

8. Use of Affiliate’s Name and Marks.

None of the Parties shall use any other party’s name(s), trade name(s), or trademark(s) in any advertising or communication to the public, or make publicity releases or announcements, without the other party’s prior express written consent.

9. Business Practices.

The Parties agree to use their best efforts to cooperate fully with each other. This includes SUPPLIER granting UEC access to its facilities once per calendar quarter, with [*****] days’ notice, to monitor the existence and effectiveness of SUPPLIER’s manufacturing and business practices.

10. Confidential Information.

Beginning on the Effective Date and continuing for a period of [*****] years after the termination of this Agreement for any reason, SUPPLIER shall hold in confidence all business information made available to SUPPLIER by UEC, or developed or acquired by SUPPLIER in performance of an order from UEC. SUPPLIER shall not, without UEC’s prior written approval, use such information for any purpose other than satisfaction of the applicable order.

Beginning on the Effective Date and continuing for a period of [*****] years after the termination of this Agreement for any reason, UEC shall hold in confidence all business information made available to UEC by SUPPLIER, or developed or acquired by UEC with respect to SUPPLIER’s performance of an order from UEC. UEC shall not, without SUPPLIER’s prior written approval, use such information for any purpose.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

11. Termination.

Either party may terminate this Agreement with written notice at least ninety (90) days prior to the expiration of the then current Initial or Renewal Term.

In the event that either party believes that the other materially has breached any obligations under this Agreement, such party shall so notify the breaching party in writing. The breaching party shall have [*****] days from the receipt of notice to cure the alleged breach and to notify the non-breaching party in writing that cure has been effected. If the breach is not cured within the [*****] days, the non-breaching party shall have the right to terminate the Agreement without further notice. Notwithstanding termination of this Agreement for any reason, the Parties will cooperate reasonably under the circumstances with respect to any pending Purchase Orders.

12. In the event of termination of this Agreement for any reason or discontinuation of any Products by UEC, UEC agrees to pay to SUPPLIER: (i) the cost of any Surplus Materials; and (ii) the Non-Amortized Cost of Tools and Supplies paid by or charged to SUPPLIER. For purposes of this Agreement: (i) “Surplus Materials” shall mean any unused ingredients and packaging on hand at termination or relating to discontinued Products; and (ii) “Non-Amortized Cost of Tools and Supplies” means the cost of molds, dies, plates and the like, charged to or paid by SUPPLIER to its suppliers at the time of termination or discontinuation, for the non-amortized portion of the cost of said molds, dies, plates and the like. Force Majeure.

Notwithstanding any other term or provision contained herein, neither party shall be liable to the other party in the event of any default in the performance of any term or provision hereof if such default is caused by any flood, fire, natural disaster, strike, war, insurrection, riot, governmental action or prohibition, “Act of God” or any other cause beyond the reasonable control of the Parties. In such event, the performance by the Parties affected thereby shall be suspended until the end of such event, unless such event prohibits the ability to perform for a period in excess of [*****] days, in which case the affected party should notify such events to the unaffected Parties and the non-affected party shall thereafter have the right to terminate this Agreement by written notice to the affected party within [*****] days after non-affected party receive the notice from the affected party.

13. Notices.

Any notice required to be given pursuant to this Agreement shall be by means of email followed by written notice, and shall be deemed given and served on the day when such written notice is received by the party to whom it is properly addressed. Written notices may be sent by UPS, DHL, Federal Express, certified or registered mail, return receipt requested, postage prepaid, in person, addressed as follows:

SUPPLIER:	Palmetto Gourmet Foods, Inc.
782 Columbia Hwy,
Saluda, SC 29138, United States
	E-mail:	[*****]
	Attention:	[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

UEC:	5836 Corporate Ave.
Cypress, CA 90630 USA
	E-mail:	[*****]
	Attention:	[*****]

Either party may change its address for notice purposes by sending the other party a written change of address notification. Thereafter, all notices shall be served on that party at the new address.

14. Dispute Resolution, Governing Law, Jurisdiction, Venue and Service.

Any dispute or difference between or among the Parties (such Parties being referred to individually as “Disputing Party”, and, together, as the “Disputing Parties”) arising out of this Agreement or the transactions contemplated hereby, which the Parties are unable to resolve themselves shall be submitted to and resolved by binding arbitration to be conducted in English by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), except as expressly provided otherwise herein. Any Disputing Party may request the AAA to designate a panel of possible arbitrators, who shall be qualified as an arbitrator under the standards of the AAA, and who shall be retired or former judges of any appellate or trial court of the State of South Carolina a, and who have substantial professional experience with regard to corporate legal matters. Notwithstanding the forgoing, however, the Parties may seek provisional injunctive relief in a court of law, and any provision injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitration. For purposes of the above, all Parties hereby agree to submit to the jurisdiction and venue of the courts of South Carolina, including state and/or federal courts as appropriate. The Parties waive all questions of personal jurisdiction or venue for purpose of carrying out this provision. Each party expressly consents to receive service of legal process by use of the Notice provision set forth in Provision 15.

The arbitrator shall consider the dispute at issue in South Carolina , United States of America. The arbitration shall be conducted in English. The arbitration shall include an opportunity for the Parties to conduct discovery in advance of the proceeding. The arbitrator shall conduct the arbitration in accordance with the United States Federal Rules of Evidence and the validity and interpretation of this Agreement will be governed by the laws of the State of South Carolina, without reference to South Carolina’s (or any other state or Country’s) principles of conflicts of laws. The arbitrator shall deliver a written award with respect to the dispute to each of the Parties, who shall promptly act in accordance therewith. The award of the arbitrator shall be final, conclusive and binding. The arbitrator shall render his or her decision in general compliance with applicable law, but shall also take into account reasonableness and fairness. Any party may enforce any award rendered pursuant to the arbitration provisions of this Provision by bringing suit in any court anywhere in the world that is of competent jurisdiction.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

All costs and expenses attributable to the arbitration shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

15. Relationship.

Nothing expressed or contained in this Agreement shall be deemed or construed to create any agency, employment relationship, joint venture, partnership or other relationship between the Parties, or their respective employees, agents or representatives, other than that of independent contractors.

16. Product Liability.

In addition to any warranties expressed or implied by law, SUPPLIER represents and warrants to UEC that the Products are and will be fit for the purposes for which they are manufactured. SUPPLIER agrees to indemnify and hold harmless UEC from and against any and all liabilities, losses, costs, expenses including attorneys’ fees, or damages arising out of, related to, or in connection with, any claim, demand, action, cause of action, suit or proceeding resulting or arising from or in connection with any product liability, personal liability, property damage or other any other claims relating to the manufacture of the Products. Notwithstanding the foregoing, UEC understands and agrees that SUPPLIER shall have no liability to UEC with respect to Products after the “Best Before” date indicated on the Products. Furthermore, in no event will SUPPLIER’s liability under any claim made by UEC exceed an amount equal to the lesser of: (i) the total amount actually paid by UEC to SUPPLIER in the [*****] month preceding the time that the cause of action arose and (ii) the limit of SUPPLIER’s insurance coverage.

17. Further Assurances.

The Parties agree to fully cooperate with each other and to execute all documents and take all such other actions which may be required or desirable in order to effectuate the transactions contemplated hereby.

18. Approvals.

Each party hereby represents and warrants to the other party that they have obtained or will obtain and maintain all approvals, licenses, permits and other required consents or items necessary to perform the terms and provisions of this Agreement to be performed by them.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

19. Entire Agreement, Attorneys’ fees.

This Agreement represents the entire agreement of the Parties with respect to the matters set forth herein and supersedes all prior representations, warranties, and agreements with respect to such subject matters. No representations, warranties or other covenants exist with respect to such subject matters that are not contained or expressly referred to herein. This Agreement may not be amended except in writing signed by all of the Parties hereunder. If either party brings an action or files a proceeding/arbitration in connection with the enforcement of its respective rights or as a consequence of any breach by the other party of its obligations hereunder, then the prevailing party in such action or proceeding shall be entitled to have its actual attorney’s fees and costs paid by the losing party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and have made it effective as of the day written above.

Palmetto Gourmet Foods, Inc.

By:
Name:
Title:	President
Date:

United Exchange Corporation

By:
Name:
Title:	President
Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Schedule “A”

[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Schedule “A”

[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Schedule A-1